As filed with the Securities and Exchange Commission on June 10, 2009

Registration No. 333-148812

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER ONE
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHDT Corporation
(Exact Name of Registrant as Specified in Its Charter)

Florida	84-1047159

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(Address, Including Zip Code, of Principal Executive Offices)

CHDT CORPORATION 2005 EQUITY (INCENTIVE) PLAN
(Full Title of the Plan)

Gerry McClinton, Chief Operating Officer
CHDT Corporation
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida  33442
(954) 252-3440
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Paul W. Richter, Esq.
PW Richter, Plc
3901 Dominion Townes Circle
Richmond, Virginia 23223
(804) 644-2182

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of Òlarge accelerated filer,Ó Òaccelerated filerÓ and Òsmaller reporting companyÓ in Rule 12b-2 of the Exchange Act.

[_]  Large Accelerated Filer                                                      [__]  Accelerated Filer                                           [__] Non-Accelerated Filer        [X]  Smaller Reporting Company

EXPLANATORY NOTE

The purpose of this Post Effective Amendment Number 1 to the Form S-8 (Commission File Number 333-148812) is to update the Registrant financial statements incorporated by reference below.  In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-148812), filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2008, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)     The Company’s Annual Report on Form 10-KSB for its fiscal year ended December 31, 2008, filed with the Commission on March 27, 2009 (Commission File No.000-28831);

(b)     The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, 2009, filed with the Commission on May 14, 2009 (Commission File No. 000-28831);

(c)     The Company’s Current Reports on Form 8-K, filed with the Commission on May 14, 2009, April 23, 2009, April 15, 2009, April 1, 2009 and January 25, 2009 (each Commission File No. 000-22831); and

(d)     The description of the Company’s Common Stock contained in its Information Statement under Regulation 14C, filed with the Commission on  April 29, 2009 (Commission File No. 000-28831), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.     Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post Effective Amendment Number One to Form S-8 (Commission File Number 333-148812) and has duly caused this Post Effective Amendment Number One to said Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on June 10, 2009.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stewart Wallach and Gerry McClinton,  and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEWART WALLACH
Stewart Wallach	Chief Executive Officer and Director
	(Principal Executive Officer)	June 10, 2009

/s/ GERRY MCCLINTON
Gerry McClinton	(Principal Financial and Accounting Officer)	June 10, 2009

/s/ HOWARD ULLMAN
Howard Ullman	Director – Chairman of the Board	June 10, 2009

/s/ JEFFREY GUZY	Director	June 10, 2009
Jeffrey Guzy

/s/ LAURIE HOLTZ
Laurie Holtz	Director	June 10, 2009

/s/JEFFREY POSTAL	Director	June 10, 2009
Jeffrey Postal

/s/ LARRY SLOVEN
Larry Sloven	Director	June 10, 2009

EXHIBIT INDEX

Exhibit

Number	Description of Exhibit

4.1
CHDT CORP. 2005 EQUITY (INCENTIVE) PLAN (Filed as Exhibit 2 to the Company’s Information Statement (DEF 14C) as filed with the Commission on April 29, 2005 (Commission File No. 000-28831) and incorporated herein by this reference.) *

5	Opinion of PW RICHTER PLC (opinion re legality). *

23.1	Consent of Robison Hill & Co. (consent of independent registered public accounting firm). ^

23.2	Consent of Counsel (included in Exhibit 5). *

24	Power of Attorney (included in this Registration Statement under “Signatures”). ^

*     = Previously Filed
^     = Filed Herein